EQUITY INNS, INC.
                              AMENDED AND RESTATED
                          DIRECTORS' COMPENSATION PLAN






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                                EQUITY INNS, INC.
                              AMENDED AND RESTATED
                          DIRECTORS' COMPENSATION PLAN



                                    ARTICLE I
                                   DEFINITIONS
1.01.    Acquiring Person

         Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act) of securities representing at least twenty percent (20%) of (i) the Company's then outstanding securities entitled to vote generally in the election of the Board; or (ii) Services' then outstanding securities entitled to vote generally in the election of the board of directors of Services.

1.02.    Affiliate

         Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.03.    Agreement

         Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.04.    Associate

         Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.05.    Board

         Board means the Board of Directors of the Company.

1.06.    Change in Control

         Change in Control means (i) a Person is or becomes an Acquiring Person;
(ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such


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an agreement)  that involves the transfer of at least fifty percent (50%) of the
Company's total assets on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is
intended  to  be  the   surviving   or   resulting   entity  after  the  merger,
consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% (sixty-six and two-thirds percent) of the Company's voting securities carrying the right to vote in elections of persons to the Company's Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company's assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of Services or of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.07.    Code

         Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08.    Committee

         Committee means the committee appointed by the Board to administer the Plan.

1.09.    Common Stock

         Common Stock means the common stock of the Company.

1.10.    Company

         Company means Equity Inns, Inc.

1.11.    Continuing Director

         Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on March 1, 1999 or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.


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1.12.    Control Affiliate

         Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.13.    Control Change Date

         Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

1.14.    Fair Market Value

         Fair Market Value means, on any given date, the reported "closing" price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. The preceding sentence to the contrary notwithstanding, if the Common Stock is listed upon an established stock exchange or exchanges, the Fair Market Value on any given date shall be the highest closing price of the Common Stock on such exchange or exchanges. If, on any given date, no share of Common Stock is traded on the New York over-the-counter market or on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.15.    Meeting Fees

         Meeting Fees means the cash compensation payable to the Participant based upon his or her attendance at Board meetings and meetings of committees of the Board.

1.16.    Option

         Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.17.    Participant

         Participant means an individual who, on the applicable date of grant of an Option or Stock Award or the applicable Stock Purchase Election date under
Article VII, is a member of the Board and is not an employee of the Company or an Affiliate.

1.18.    Person

         Person means any human being, firm, corporation, partnership, or other entity. "Person" also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term "Person" does not include the Company, the Parent or any Related Entity, and the term Person does not include any employee-benefit plan


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maintained by the Company,  Services,  or any Related Entity,  and any person or entity organized, appointed, or established by the Company, Services or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board or Services' board or directors determines that such an employee-benefit plan or such person or entity is a "Person".

1.19.    Plan

         Plan means the Equity Inns, Inc. Amended and Restated Directors' Compensation Plan.

1.20.    Related Entity

         Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of section 1563(a), 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended.

1.21.    Retainer Fees

         Retainer Fees means the cash compensation fixed and payable to the Participant by the Company without regard to attendance at meetings.

1.22.    Services

         Services means Equity Inns Services, Inc.

1.23.    Stock Award

         Stock Award means an award of Common Stock granted to a Participant under Article V.

1.24.    Stock Purchase Election

         Stock Purchase Election means a Participant's election to receive all or part of his or her Meeting Fees or Retainer Fees, or both, in the form of Common Stock in accordance with the Stock Purchase Program.

1.25.    Stock Purchase Election Form

         Stock Purchase Election Form means a valid initial Stock Purchase Program election form or a modified Stock Purchase Program election form (in the forms approved by the Committee) properly completed and signed.

1.26.    Stock Purchase Program

         Stock Purchase Program means the provisions of the Plan that allow Participants to acquire Common Stock with all or part of their Retainer Fees or Meeting Fees, or both.


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                                   ARTICLE II
                                    PURPOSES

         The Plan is intended to promote a greater identity of interest between the non-employee directors of the Company and the Company's shareholders, and to assist the Company in attracting and retaining non-employee directors by affording Participants an opportunity to share in the future success of the Company and its Affiliates. The Plan is intended to permit the grant of Options and Stock Awards and to allow Participants to elect to receive their Retainer Fees and Meeting Fees in the form of Common Stock. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.


                                   ARTICLE III
                                 ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, or Stock Award. All expenses of administering this Plan shall be borne by the Company.

                                   ARTICLE IV
                                     OPTIONS

4.01.    Grant of Options

         (a) Subject to Section 4.07, each Participant shall be granted an Option for 1,000 shares of Common Stock at the first meeting of the Board following the annual meeting of the Company's shareholders at which this Plan is approved in accordance with Article XII. Thereafter during the term of this Plan, subject to Section 4.07, each Participant shall be granted an Option for 1,000 shares of Common Stock at the first meeting of the Board following each annual meeting of the Company's shareholders.

         (b) Subject to Section 4.07, each of Messrs. Thomas, Duepree, and McLeary shall be granted an Option for 5,000 shares of Common Stock on August 10, 1998; and Mr. Schultz shall be granted an Option for 5,000 shares of Common Stock on December 10, 1998.

         (c) All Options shall be evidenced by Agreements that shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt.


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4.02.    Option Price

         The price per share for Common Stock purchased on the exercise of an Option shall be the Fair Market Value on the date that the Option is granted.

4.03.    Maximum Option Period

         The maximum period during which an Option may be exercised shall be ten years from the date of grant. In the event of the Participant's death, the Option may be exercised, to the extent then exercisable under Section 4.04(a) or
(b), as applicable, by the Participant's estate or by such person or persons who succeed to the Participant's rights by will or the laws of descent and distribution following the Participant's death until the expiration of the Option period.

4.04.    Exercise

         (a) Subject to the  provisions of Article VII, an Option  granted under
Section 4.01(a) may be exercised in whole at any time or in part from time to time on and after the date of grant. An Option granted under Section 4.01(b) shall become exercisable for one-fifth of the shares subject to such Option on each of the first through fifth anniversaries of the date of grant if the Participant is a member of the Board on the applicable anniversary. Once an Option has become exercisable, it may be exercised whether or not a Participant is a member of the Board at such time or times of exercise. An Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

         (b) Notwithstanding the foregoing, a Participant's Option shall become exercisable in whole or in part upon the Participant's ceasing to serve on the Board due to death or disability. A Participant's Option shall become exercisable in whole or in part on a Control Change Date if the Participant is a member of the Board on the day before such date.

4.05.    Payment of Option Price

         Payment of the Option price shall be made in a single sum, in cash.

4.06.    Shareholder Rights

         No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date of exercise of such Option.

4.07.    Stock Subject to Options

         Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares from its previously authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued


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pursuant to the exercise of Options under this Plan is fifty thousand  (50,000), subject to adjustment as provided in Article VI.


                                    ARTICLE V
                                  STOCK AWARDS
5.01.    Awards

         Each of Messrs. Thomas, Duepree, and McLeary shall be granted a Stock Award for 5,000 shares of Common Stock on August 10, 1998; and Mr. Schultz shall be granted a Stock Award for 5,000 shares of Common Stock on December 10, 1998. All Stock Awards shall be evidenced Agreements that shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt.

5.02.    Vesting

         (a) Each Stock Award granted under Section 5.01 shall become transferable and nonforfeitable with respect to one thousand (1,000) shares of Common Stock as of the first Board meeting following the Company's 1999 annual meeting of shareholders, if the Participant is then a member of the Board, and shall become transferable and nonforfeitable with respect to an additional one thousand (1,000) shares of Common Stock on each of the first through fourth anniversaries of the date of grant, if the Participant is a member of the Board on the applicable anniversary.

         (b) Notwithstanding the foregoing, all shares subject to a Participant's Stock Award shall become transferable and nonforfeitable upon the Participant's ceasing to serve on the Board due to death or disability. All shares subject to a Participant's Stock Award shall become transferable and nonforfeitable on a Control Change Date if the Participant is a member of the Board on the day before such date.

5.03.    Shareholder Rights

         Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.


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5.04.    Stock Subject to Awards

         Upon the grant of Stock Awards in accordance with this Article V, the Company may issue Common Stock from its authorized but unissued Common Stock.


                                   ARTICLE VI
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The number of shares for which Options and Stock Awards may be granted under Articles IV and V, the maximum aggregate number of shares that may be issued pursuant to the exercise of Options and the terms of outstanding Options, Stock Awards and Stock Purchase Elections and purchases shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which in the judgment of the Committee necessitates such action. Any determination made under this Article VI by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options or Stock Awards, Options or Stock Awards to be granted in the future, Stock Purchase Elections and purchases, or the maximum aggregate number of shares that may be issued pursuant to the exercise of Options or as Stock Awards.


                                   ARTICLE VII
                             STOCK PURCHASE PROGRAM

7.01.    Common Stock Purchase

         A Participant may elect to receive all or part of his or her Retainer Fees or Meeting Fees, or both, in the form of Common Stock in lieu of receiving those fees in cash.

 7.02.   Stock Purchase Election

         Stock Purchase Elections will be effective with respect to fees earned and payable on and after the election date. If a Participant elects to take part or all of his or her fees in Common Stock, the value of the Common Stock will equal 125% of the amount of the fees otherwise payable to the Participant in cash, determined under Section 7.04. All Stock Purchase Elections must be approved by the Board prior to the date the fees subject to the election would otherwise be paid in cash. A Participant's election to take part or all of his


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or  her  Retainer  Fees in Common Stock must be made prior to the first month of the quarter for which cash fees would be payable absent the election. An election relating to a Retainer Fee shall be in integral multiples of twenty-five percent (25%) of the Retainer Fee. An election to take part or all the Meeting Fees for any meeting in Common Stock must be made prior to the first day of the month in which the applicable meeting is held. An election relating to Meeting Fees shall be in integral multiples of twenty-five percent (25%) of the Meeting Fees for a given meeting.

7.03.    Stock Purchase Modification

         A Stock Purchase Election Form shall remain in effect for all future Retainer Fees and Meeting Fees until a new Stock Purchase Election is made by the Participant in accordance with Section 7.02. Subject to procedures adopted by the Committee not inconsistent with the Plan, a Participant is permitted to
(a) increase or decrease the fees that will be applied to purchase Common Stock and (b) cease purchases of Common Stock. Any such change will be effective (a) with respect to Meeting Fees for any meeting only if the change is made before the first day of the month in which the meeting is held, and (b) with respect to Retainer Fees, only if the change is made before the first day of the quarter for which such Retainer Fees are payable.

7.04.    Common Stock Issuance

         Common Stock purchased under this Article VII shall be issued as of the date that the Retainer Fees or Meeting Fees, or both, as applicable, would have been payable in cash but for the Participant's Stock Purchase Election. The number of shares issued will be determined by dividing 125% of the portion of fees otherwise payable in cash by the Fair Market Value of the Common Stock on the day preceding the date of payment. A fractional share of Common Stock shall not be issued but instead the Participant shall receive a cash payment of the Retainer Fees or Meeting Fees, as applicable, that cannot be applied to purchase a whole share. Upon the purchase of Common Stock pursuant to the Stock Purchase Program, the Company may issue Common Stock from its authorized but unissued Common Stock.


                                  ARTICLE VIII
                                 INDEMNIFICATION

         A Participant shall be entitled to a payment under this Article VIII if
(a) any benefit, payment, accelerated exercisability or vesting or other right under this Plan constitutes a "parachute payment" (as defined in Code Section 280G(b)(2)(A), but without regard to Code Section 280G(b)(2)(A)(ii)), with respect to such Participant and (b) the Participant incurs a liability under Code Section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of Code Sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code Section 4999 with respect to benefits, payments, accelerated exercisability and vesting and other rights under this Plan and any other plan or agreement, and any income, self-


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employment,   hospitalization,   excise  or  other  taxes  attributable  to  the
indemnification payment. The benefit payable under this Article VIII shall be paid not later than twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code section 4999 excise tax is required to be filed with the Internal Revenue Service.

                                   ARTICLE IX
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Option shall be exercisable, no Common Stock shall be issued and no certificates for shares of Common Stock shall be delivered, except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence Common Stock for which an Option is exercised or subject to a Stock Award or that is acquired under the Stock Purchase Program may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued and no certificate for shares shall be delivered until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.


                                    ARTICLE X
                               GENERAL PROVISIONS

10.01.   Effect on Service

         Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any Participant any right to continue service as a member of the Board.

10.02.   Unfunded Plan

         The Plan shall be unfunded and the Company shall not be required to segregate any asset that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or its Affiliates.

10.03.   Rules of Construction

         Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.


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10.04.   Nontransferability

         A Participant may not transfer or assign any rights he or she has under this Plan other than by will or the laws of descent and distribution. During the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant under this Plan shall be liable for, or subject to, any lien, obligation, or liability of such Participant.


                                   ARTICLE XI
                            AMENDMENT AND TERMINATION

         The Board may amend or terminate this Plan at any time and from time to time. Neither an amendment nor the termination of this Plan shall, without a Participant's consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding or, subject to the last sentence of Article XII, Stock Purchase Election in effect at the time of such amendment or termination.


                                   ARTICLE XII
                                DURATION OF PLAN

         No Option or Stock Award may be granted under this Plan after the first meeting of the Board following the annual meeting of the Company's shareholders in 2008. Options and Stock Awards granted before that date shall remain valid in accordance with their terms. No Stock Purchase Election may be made with respect to Retainer Fees or Meeting Fees payable after the first meeting of the Board following the annual meeting of the Company's shareholders in 2008; provided, however, that the Board may sooner terminate the Stock Purchase Program.


                                  ARTICLE XIII
                             EFFECTIVE DATE OF PLAN

         Options and Stock Awards may be granted under this Plan upon its adoption by the Board, but no Option or Stock Award will be effective or exercisable and no Common Stock may be issued pursuant to a Stock Purchase Election unless the Plan is approved (at a duly held shareholders' meeting at which a quorum is present) by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, or by unanimous consent of the Company's shareholders. Notwithstanding the foregoing, no Options granted under Section 4.01(b) and no Stock Awards granted under Article V shall be exercisable or effective unless the amendments to the Plan presented to the Company's shareholders at the Company's 1999 annual meeting of shareholders are approved in the manner described in the preceding sentence.


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